                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31,1997


                            MORROW SNOWBOARDS, INC.
            (Exact name of registrant as specified in its charter)

          OREGON                        0-27002           93-1011046
(State or other jurisdiction of       (Commission         (IRS Employer
incorporation or organization)        File Number)        Identification Number)

                            2600 Pringle Road, S.E.
                                Salem, OR 97302
                   (Address of principal executive offices)

                                (503) 375-9300
              Registrant's telephone number, including area code
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                ACQUISITION OF WESTBEACH SNOWBOARD CANADA LTD.

     On November 12, 1997, Morrow Snowboards, Inc. ("Morrow") acquired a controlling interest in Westbeach Snowboard Canada Ltd. ("Westbeach"). Such acquisition was pursuant to a Securities Purchase Agreement (the "Purchase Agreement") among Morrow, certain Morrow affiliates, Westbeach and certain Westbeach security holders dated October 31, 1997. The following is a brief summary of the terms of such acquisition. This summary is qualified in its entirety by reference to the Purchase Agreement attached as an exhibit to this Form 8-K.

     Certain statements in this Form 8-K constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (United States federal law). Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or achievements of Morrow, alone and combined with Westbeach, to differ materially from any future results, performance or achievements expressed or implied by such forward looking statements. Important factors that could cause such differences include, but are not limited to, new initiatives by competitors, price pressures, continuing excess inventories of snowboard products at both the wholesale and retail levels, continued overproduction of snowboards and related equipment, apparel and accessories, cancellation of pre-season orders, integration of Morrow and Westbeach operations, inventory risks due to shifts in market demand, raw material costs, the ability to manufacture product to plan costs, weather in primary winter resort areas of the world, and the risk factors listed from time to time in Morrow's Securities and Exchange Commission ("SEC") reports.

     Westbeach, formed in 1982 as a Canadian federal corporation, and recently continued into British Columbia as a British Columbia corporation, is a manufacturer, wholesaler and retailer of snowboarding apparel and casual clothing. Westbeach also sells snowboards, bindings, boots and a full line of accessories through its three retail stores in Vancouver and Whistler, British Columbia, Canada and Bellevue, Washington, USA. Besides its three retail stores, Westbeach operates four wholesale warehouses (one in Vancouver, B.C. and, through its German sales representative, one in Schwifting, Germany and warehouses at its Bellevue, Washington and Innsbruck, Austria facilities), has a sales office in Innsbruck, Austria and employs approximately 55 people. The principal executive offices of Westbeach are located at 60 West 7th, Vancouver, B.C., Canada.

     The acquisition, accomplished through an exchange of Morrow Common Stock and cash for the Westbeach securities (the "Exchange"), resulted in Morrow Westbeach Ltd. ("Morrow BC")(1), a British Columbia company and wholly owned subsidiary of Morrow, acquiring 796,250 of Westbeach's Class A Common shares, 99.6% of such Class A Common shares outstanding, and all of Westbeach's Class B Preferred shares. There are no other Westbeach securities or rights to acquire Westbeach securities outstanding. An offer to acquire the remaining 3,000 Class A Common shares, on the same terms as paid for the Class A Common shares acquired on November 12, 1997, remains outstanding to the remaining shareholder who was unreachable prior to closing of the Exchange.

__________________________

(1) Morrow BC is a wholly owned subsidiary of Morrow Snowboards ULC, a Nova Scotia unlimited liability company ("Morrow Nova Scotia"). Morrow Nova Scotia is a wholly owned subsidiary of Morrow, LLC ("Morrow LLC"), an Oregon limited liability company which is a wholly owned subsidiary of Morrow Snowboards, Inc. Morrow BC, Morrow Nova Scotia and Morrow LLC are referred to herein as the
"Morrow Affiliates."   The Morrow Affiliates were formed  for tax and business
reasons to effect the acquisition.
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     Under the Purchase Agreement, the Westbeach security holders received
$3,163,113 cash in Canadian dollars (CN) ($3,170,000 CN if the remaining shareholder accepts the offer) ("Cash Consideration") and 582,542 shares of Morrow Common Stock ("Stock Consideration") (584,240 shares if the remaining shareholder accepts the offer), approximately 9.5% of Morrow's outstanding Common Stock, after giving effect to the Exchange. Following the Exchange, through certain British Columbia corporate law procedures, Westbeach and Morrow BC will be wound up into Morrow Snowboards ULC, a Nova Scotia unlimited company ("Morrow Nova Scotia")(1), and the interests of the Class A Common shareholder, if he does not accept the offer, extinguished or converted to interests in Morrow Nova Scotia, a company whose members have unlimited liability. The remaining shareholder may have some appraisal rights or other remedies related to such procedures, the exercise of which is not expected to materially affect Morrow or the Exchange.

     Additionally, pursuant to the Purchase Agreement, Morrow has loaned Westbeach $4,029,230.68 CN as follows: (i) $2,730,000 CN to prepay Westbeach's outstanding 1994 Subordinated Debentures (in the principal amount of $600,000
CN) and 1996 Subordinated Debentures (in the principal amount of $2,130,000 CN), plus interest of $49,230.68 CN, and (ii) $1,250,000 CN, the amount necessary to pay off Westbeach's Bank of Nova Scotia operating line loan.

     As part of the Exchange, Morrow has entered into one-year employment agreements with Mark Allinott, a Westbeach Vice President, Blair Mullin, Westbeach's Chief Executive Officer, Scott Sibley, a Westbeach Vice President, and Chip Wilson, a Westbeach Vice President, Westbeach's senior management team ("Westbeach Management"), and granted them stock options covering Morrow Common Stock. Blair Mullin has also agreed to become Chief Financial Officer and Secretary of Morrow.

     On November 11, 1997, Morrow finalized a new three-year loan facility with LaSalle Business Credit, Inc. with a peak seasonal $14 million operating line and, subject to certain 1998 profitability, an up to $4 million term loan line against a percentage of fixed assets during the loan term, a total potential $18 million credit facility. The credit facility was used to finance the acquisition, with future expected payments on outstanding and future accounts receivable used to pay down such loan line.

     The Boards of Directors and management of both Morrow and Westbeach have identified significant potential benefits to the transaction, including: (i) the potential to expand Westbeach's distribution in retail outlets in the United States market through Morrow's sales representative and dealer network; (ii) Morrow, through Westbeach's design, manufacturing and distribution expertise in the apparel area, should be able to more quickly develop and market Morrow(R) brand apparel and accessories; (iii) Morrow, through Westbeach's sales representative and dealer network, should be able to expand its Morrow(R) brand snowboard, boot and binding products into Canada and Europe at a faster rate, markets where Morrow has more limited penetration currently; (iv) the Westbeach(R) brand, due to the combination of Morrow and Westbeach, will have broader marketing, finance and manufacturing expertise available to support, market and promote the brand; and (v) the combined companies' increased size and capacity should lead to greater market recognition and opportunity for both brands. The Boards and management of both companies also believe that the Westbeach management team will present a strong complement to the Morrow management team and the combined companies will have greater marketing potential while reducing the companies' selling, general and administrative costs in some areas.

     For accounting and financial reporting purposes, the Exchange will be treated as a "purchase" of Westbeach by Morrow. As a result, Morrow will only be able to report and include Westbeach's financial results from and after the date of the acquisition of Westbeach by Morrow, November 12, 1997. The financial results from periods prior to the closing date will not be included in Morrow's financial results. Financial and other information regarding Westbeach will be provided in a future Form 8-K filing.

     Under the Purchase Agreement, each party thereto, including Westbeach and the Westbeach security holders, made certain customary representations and warranties. Each Westbeach security holder represented and warranted, among other things, that he or she had all rights and good and marketable title to the number of Westbeach securities set forth next to his or her name on Schedule A of the Purchase Agreement and conveyed good title thereto free and clear of any Lien or Claim (as such terms are defined in the Purchase Agreement), and agreed to indemnify Morrow and the Morrow Affiliates, up to the amount of the consideration received, for any loss due to the falseness of such representation and warranty.

     Additionally, the Westbeach Management made certain other representations and warranties as set forth in Sections 2.5 and 2.6 of the Purchase Agreement. Subject to the terms and conditions in Exhibit B to the Purchase Agreement and the provisions limiting the survival of representations and warranties in the Purchase Agreement, each of the Westbeach Management will indemnify and hold harmless Morrow and the Morrow Affiliates, jointly and severally, from certain losses, as defined in the Purchase Agreement and identified in the adjusted closing date balance sheet to be prepared by Arthur Andersen, LLP, such indemnification to come first from 40,000 shares of Morrow Common stock issued to them and placed in escrow until completion of such balance sheet. Besides such indemnification obligations, Westbeach Management, for a period of one (1) year from the closing date, must also indemnify Morrow and the Morrow Affiliates from any losses arising from any falsity in Westbeach's representations and warranties contained in Section 3 of the Purchase Agreement and longer periods for certain other losses up to an aggregate of $2,081,223 CN.

     The Morrow Common Stock delivered to the Westbeach security holders was issued pursuant to certain exemptions from registration under Canadian and United States securities laws and its resale is therefore restricted for at least one year under such laws. As part of the transaction consideration, the Westbeach security holders were granted certain piggyback registration rights set forth in Section 10 ("Registration Rights") of the Purchase Agreement. The Registration Rights provide that, if at any time, Morrow proposes to register any of its securities under the Securities Act (other than (i) a registration relating solely to the sale of the securities to participants in a Morrow stock plan, or (ii) a shelf registration to be used in consideration for acquisitions of additional businesses by Morrow) and the registration statement to be used allows the inclusion of the Westbeach security holders' Morrow Common Stock, Morrow must give the Westbeach security holders notice of its intention to do so and offer to include their Morrow Common Stock in such registration, subject to certain cutback rights. Except as otherwise provided in Section 10 of the Purchase Agreement, Morrow will pay all registration expenses in connection with such a registration, except that in an underwritten offering, all underwriting discounts, commission spreads and certain fees will be paid by the holders therein pro rata based on the number of registrable securities each holder has requested to be registered. Each party also agrees to indemnify the other against certain losses incurred in a public offering.

                          NEW CHIEF FINANCIAL OFFICER

     Blair Mullin, Westbeach's Chief Executive Officer, has agreed to become Morrow's Chief Financial Officer and Secretary.

                              NEW CREDIT FACILITY

     As outlined under "Acquisition of Westbeach Snowboard Canada Ltd." herein, Morrow has obtained a new credit facility form LaSalle Business Credit, Inc. to finance the Westbeach acquisition, operating capital and other needs. Additional information will be provided in a future Form 8-K filing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

     Exhibit 2 - Securities Purchase Agreement dated October 31, 1997 among
                 Morrow Snowboards, Inc., Morrow, LLC, Morrow Snowboards ULC, Westbeach Snowboard Canada Ltd. and the security holders of Westbeach Snowboard Canada Ltd. listed therein.

     Exhibit 4 - Included in Exhibit 2.

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant had duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on November 13, 1997.

                               MORROW SNOWBOARDS, INC.


                               By: /s/ David E. Calapp
                                   ------------------------------------
                                   David E. Calapp
                                   Chief Executive Officer
                                   (Principal Executive Officer)


                               By: /s/ Blair Mullin
                                   ------------------------------------
                                   Blair Mullin
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)
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                                 EXHIBIT INDEX

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
Exhibit No.     Document Description                      Sequential Page Number
-----------     --------------------                      ----------------------

     2          Securities Purchase Agreement dated                  7
                October 31, 1997 among Morrow
                Snowboards, Inc., Morrow, LLC,
                Morrow Snowboards ULC, Westbeach
                Snowboard Canada Ltd. and the security
                holders of Westbeach Snowboard Canada
                Ltd. listed therein.

     4          Included in Exhibit 2

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